UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 5, 2020
 Protective Insurance Corporation
(Exact Name of Registrant as Specified in Charter)

Indiana	0-5534	35-0160330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Congressional Boulevard, Carmel IN		46032
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code 317-636-9800

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, No Par Value	PTVCA	The Nasdaq Stock Market LLC
Class B Common Stock, No Par Value	PTVCB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders

(a) The annual meeting of shareholders of Protective Insurance Corporation (the "Corporation") was held on May 5, 2020.

(b)
The shareholders elected all of the Company’s nominees for director, ratified the appointment of Ernst & Young LLP as independent auditors for the Corporation and approved, in an advisory vote, the compensation paid to the Corporation's named executive officers.

Proposal 1 – To elect eleven (11) directors:

	Shares For	Shares Withheld	Broker Non-Votes
Steven J. Bensinger	713,957	154,499	828,666
Stuart D. Bilton	713,957	154,499	828,666
Jeremy D. Edgecliffe-Johnson	867,569	887	828,666
Otto N. Frenzel IV	712,864	155,592	828,666
Stephen J. Gray	867,569	887	828,666
LoriAnn V. Lowery-Biggers	714,235	154,221	828,666
David W. Michelson	868,006	450	828,666
John D. Nichols, Jr.	868,006	450	828,666
James A. Porcari III	867,831	625	828,666
Nathan Shapiro	711,032	157,424	828,666
Robert Shapiro	859,569	8,887	828,666

Proposal 2 – To ratify the appointment of Ernst & Young LLP as independent auditor for the Corporation for 2020:

For	1,697,019
Against	-
Abstain	103

Proposal 3 – To approve, in an advisory vote, the Corporation’s named executive officer compensation:

For	708,708
Against	159,747
Abstain	1
Broker Non-Votes	828,666

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTIVE INSURANCE CORPORATION

May 11, 2020                                                                     By:    /s/ Jeremy D. Edgecliffe-Johnson
          Jeremy D. Edgecliffe-Johnson,
          Chief Executive Officer